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                                                                   EXHIBIT 10.24

                                 CSX CORPORATION

                      1987 LONG-TERM PERFORMANCE STOCK PLAN

 As Amended and Restated Effective April 25, 1996
(As Amended through September 8, 1999)

1.       PURPOSE.

         The purpose of the CSX Corporation Long-Term Performance Stock Plan (the "Plan") is to attract and retain outstanding individuals as officers and key employees of CSX Corporation and its subsidiaries, to furnish motivation for the achievement of long-term performance objectives by providing such persons opportunities to acquire ownership of common shares of the Company, monetary payments based on the value of such shares or the financial performance of the Company; or both, on terms as herein provided. It is intended that the Incentives provided under this Plan will be treated as qualified performance-based compensation within the meaning of Section 162(m) of the Code. The Company believes there are circumstances, however, where the provision of compensation that is not fully deductible may be more consistent with the compensation philosophy of the Company and/or may be in the Company's and its shareholders' best interests. The Company reserves the right to exercise discretion and retain flexibility in this regard and in certain circumstances to provide incentives that do not qualify as deductible under Section 162(m).

2.       DEFINITIONS.

         Whenever the following words are capitalized and used in the Plan, they shall have the respective meanings set forth below, unless a different meaning is expressly provided. Unless the context clearly indicates to the contrary, in reading this document the singular shall include the plural and the masculine shall include the feminine.

         a. "Beneficiary": The term Beneficiary shall mean the person designated by the Participant, on a form provided by the Company, to exercise the Participant's rights in accordance with Section 14 of the Plan in the event of his death.

         b. "Benefits Trust Committee": The term Benefits Trust Committee means the committee established pursuant to the CSX Corporation and Affiliated Companies Benefits Assurance Trust.

         c. "Board of Directors": The term Board of Directors or Board means the Board of Directors of CSX Corporation.

         d. "Cause": The term Cause means (i) an act or acts of personal dishonesty of a Participant intended to result in substantial personal enrichment of the Participant at the expense of the Company or any of its subsidiaries, (ii) violation of the management responsibilities by the Participant which is demonstrably willful and deliberate on the Participant's part and which is not remedied in a reasonable period of time after receipt of written notice from the Company or a subsidiary, or
                  (iii) the conviction of the Participant of a felony involving moral turpitude.

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         e.       "Change in Control": The term Change in Control is defined in
                  Section 22.

         f. "Code": The term Code means the Internal Revenue Code of 1986, as amended.

         g. "Committee": The term Committee means the Compensation Committee of the Board of Directors.

         h.       "Company": The term Company means CSX Corporation.

         i. "Completed Month": The term Completed Month shall mean a period beginning on the monthly anniversary date of a grant of an Incentive and ending on the day before the next monthly anniversary.

         j. "Covered Employee": The term Covered Employee shall mean the chief executive officer of the Company or any other individual who is among the four (4) highest compensated officers or who is otherwise a "covered employee" within the meaning of
                  Section 162(m) of the Code, as determined by the Committee.

         k. "Disability": The term Disability means long-term disability as determined under the Company's Salary Continuance and Long-Term Disability Plan.

         1. "Divisive Transaction": The term Divisive Transaction means a transaction in which the Participant's employer ceases to be a Subsidiary or there is a sale of substantially all of the assets of the Subsidiary.

         m. "Exchange Act": The term Exchange Act means the Securities Exchange Act of 1934, as amended.

         n. "Exercisability Requirements": The term Exercisability Requirements used with respect to any grant of options means such restrictions or conditions on the exercise of such options that the Committee may, in its discretion, add to the one-year holding requirement contained in Sections 7 and 8.

         o. "Fair Market Value": The term Fair Market Value shall be deemed to be the mean between the highest and lowest quoted selling prices of the stock per share as reported under New York Stock Exchange-Composite Transactions on the day of reference to any event to which the term is pertinent, or, if there is no sale that day, on the last previous day on which any such sale occurred.

         p. "Functional Group": The term Functional Group means a group of employees, identified by the Compensation Committee, in its sole discretion, to be subject to a common set of Performance Objectives.

         q. "Incentive": The term Incentive means any incentive under the Plan described in Section 6.

         r. "Objective Standard": The term Objective Standard means a formula or standard by which a third party, having knowledge of the relevant performance results, could calculate the amount to be paid to a Participant. Such formula or standard shall specify the individual

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                  employees or class of employees to which it applies, and shall preclude discretion to increase the amount payable that would otherwise be due upon attainment of the objective.

         s. "Participant": The term Participant means an individual designated by the Committee as a Participant pursuant to
                  Section 5.

         t. "Performance Objective": The term Performance Objective shall mean a performance objective established in writing by the Committee within ninety (90) days of the commencement of the Performance Period to which the Performance Objective relates and at a time when the outcome of such objective is substantially uncertain. Each Performance Objective shall be established in such a way that a third party having knowledge of the relevant facts could determine whether the objective is met. A Performance Objective may be based on one or more business criteria that apply to the individual Participant, a business unit or the Company as a whole, and shall state, in terms of an Objective Standard, the method of computing the amount payable to the Participant if the Performance Objective is attained. With respect to Incentives granted to Covered Employees, the material terms of the Performance Objective shall be disclosed to, and must be subsequently approved by, a vote of the shareholders of the Company, consistent with the requirements of Section 162(m) of the Code and the regulations thereunder. The Performance Objectives for any Performance Period shall be based on one or more of the following measures, as determined by the Committee in writing within ninety (90) days of the commencement of the Performance
                  Period:

                  1. The achievement by the Company or business unit of specific levels of Return on Invested Capital ("ROIC"). ROIC for the Company or business unit means its results of operations divided by its capital.

                  2. The generation by the Company or business unit of free cash flow.

                  3. The creation by the Company or business unit of specific levels of Economic Value Added ("EVA"). EVA for the Company or business unit means its ROIC less its cost of capital multiplied by its capital.

                  4. The creation by the Company of specific levels of Total Shareholder Return ("TSR"). TSR for the Company means total return to shareholders as measured by stock price appreciation plus dividends.

         u. "Performance Period": The term Performance Period means a fixed period of time, established by the Committee, during which a Participant performs service for the Company and during which Performance Objectives may be achieved.

         v. "Plan": The term Plan means this CSX Corporation 1987 Long-Term Performance Stock Plan as amended or restated from time to time.

         w. "Retirement": The term Retirement means a termination of employment after age 55 with eligibility to begin immediately receiving retirement benefits under the Company's defined benefit pension plan.

         x. "Separation From Employment": The term Separation From Employment means an employee's separation from employment with the Company or a Subsidiary as a result of

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                  Retirement, death, Disability, or termination of employment
                  (voluntarily or involuntarily). A Participant in receipt of periodic severance payments shall be considered separated from employment on the day preceding the day such severance payments commenced.

         y. "Subsidiary": The term Subsidiary means, with respect to any corporation, or corporation more than 50% of whose voting shares are owned directly or indirectly by the Company.

         z. "Trust": The term Trust means the CSX Corporation and Affiliated Companies Executives' Stock Trust or such other trust or trusts which substantially conforms to the terms of the Internal Revenue Service model trust as described in Revenue Procedure 92-64, 1992-2 C.B. 422.

3.       NUMBER OF SHARES.

         Subject to the provisions of Section 19 of this Plan, the maximum number of shares which may be issued pursuant to the Incentives shall be 21,000,000 shares of the Company's common stock, par value $1.00 per share. The maximum number of such shares that may be issued pursuant to any type of Incentive shall be 17,500,000 shares. The remaining 3,500,000 shares may be issued only pursuant to grants of Incentive Stock Options, Non-Qualified Stock Options, and Stock Appreciation Rights. Such shares shall be authorized and unissued shares of the Company's common stock. Subject to the provisions of
Section 19, if any Incentive granted under the Plan shall terminate or expire for any reason without having been exercised in full, the unissued shares subject thereto shall again be available for the purposes of the Plan. Similarly, shares which have been issued, but which the Company retains or which the Participant tenders to the Company in satisfaction of income and payroll tax withholding obligations or in satisfaction of the exercise price of any option shall remain authorized and shall again be available for the purposes of the Plan, provided, however, that any such previously issued shares shall not be the subject of any grant under the Plan to any officer of the Company who, at the time of such grant, is subject to the short-swing trading provisions of Section 16 of the Exchange Act.

4.       ADMINISTRATION.

         a. Prior to a Change of Control, the Plan shall be administered by the Committee. The Committee shall consist of three or more members of the Board of Directors. No member of the Committee shall be eligible to receive any Incentives under the Plan while a member of the Committee. A majority of the Committee shall constitute a quorum. The Committee shall recommend to the Board individuals to receive Incentives, including the type and amount thereof, unless the Board shall have delegated to the Committee the authority and power to select persons to whom Incentives may be granted, to establish the type and amount thereof, and to make such grants.

         Subject to the express provisions of the Plan, the Committee shall have authority to construe any agreements entered into with any person in respect of any Incentive or Incentives, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of any such agreements and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any agreement under the Plan in the manner and to the extent it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expedience. Any determination of the Committee under the Plan may be made without notice of meeting of the Committee by a writing signed by a majority of the Committee members. The determinations of the Committee on the matters referred to in this
Section 4 shall be conclusive.

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         b.       Following a Change of Control, the Benefits Trust Committee
may remove and/or replace the Committee as the Plan Administrator. Additionally, following a Change of Control, any and all final benefit determinations for Participants, their beneficiaries, heirs and assigns and decisions regarding benefit claims under this Plan shall rest with the Benefits Trust Committee or its delegate in its sole judgment and absolute discretion.

5.       ELIGIBILITY AND PARTICIPATION.

         Incentives may be granted only to officers and key employees of the Company and of its Subsidiaries at the time of such grant as the Committee in its sole discretion may designate from time to time to receive an Incentive or Incentives. An officer or key employee who is so designated shall become a Participant. A director of the Company or of a Subsidiary who is not also an officer or employee of the Company or of such Subsidiary will not be eligible to receive an Incentive.

         The Committee's designation of an individual to receive an Incentive at any time shall not require the Committee to designate such person to receive an Incentive at any other time. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Incentives, including without limitation (a) the financial condition of the Company, (b) anticipated financial results for the current or future years, including return on invested capital, (c) the contribution by the Participant to the profitability and development of the Company through achievement of established strategic objectives, and (d) other compensation provided to Participants.

6.       INCENTIVES.

         Incentives may be granted in any one or a combination of (a) Incentive Stock Options; (b) Non-Qualified Stock Options; (c) Stock Appreciation Rights;
(d) Performance Shares; (e) Performance Units; (f) Restricted Stock; and (g) Incentive Compensation Program Shares, all as described below and pursuant to the terms set forth in Sections 3 and 7-12 hereof. With respect to Items
(a)-(c), the maximum number of shares of common stock of the Company with respect to which these Incentives may be granted in any Plan Year to any Participant will be 750,000. With respect to Items (d)-(f), the maximum number of shares of common stock of the Company with respect to which these Incentives may be granted during any Plan Year to any Participant will be 150,000.

7.       INCENTIVE STOCK OPTIONS.

         Incentive Stock Options (ISOs) will consist of options to purchase shares of the Company's common stock at purchase prices not less than 100 percent of the Fair Market Value of such common stock on the date of grant. ISOs will be exercisable upon the date or dates specified in an option agreement entered into with a Participant but not earlier than one year after the date of grant of the options and not later than 10 years after the date of grant of the options; provided, however, that whether or not the one-year holding requirement is satisfied, any Exercisability Requirements must be satisfied. For options granted after December 31, 1986, the aggregate Fair Market Value, determined at the date of grant, of shares for which ISOs are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000.

         Notwithstanding the provisions of Section 5 of this Plan, no individual will be eligible for or granted an ISO if that individual owns stock of the Company possessing more than 10 percent of the total combined voting power of all classes of the stock of the Company or its Subsidiaries.

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         Any Participant who is an option holder may exercise his option to purchase stock in whole or in part upon the date or dates specified in the option agreement offered to him. In no case may an option be exercised for a fraction of a share. Except as set forth in this Section 7, Section 12 and in Sections 14 through 16, no option holder may exercise an option unless at the time of exercise he has been in the continuous employ of the Company or one of its Subsidiaries since the grant of such option. An option holder under this Plan shall have no rights as a shareholder with respect to any shares subject to such option until such shares have been issued.

         For purposes of this Section 7, written notice of exercise must be received by the Corporate Secretary of the Company not less than one year nor more than 10 years after the option is granted. Such notice must state the number of shares being exercised and must be accompanied by payment of the full purchase price of such shares. Payment for the shares for which an option is exercised may be made by (1) a personal check or money order payable to CSX Corporation; (2) a tender by the employee (in accordance with procedures established by the Company) of shares of the Company's common stock having a Fair Market Value on the date of tender equaling the purchase price of the shares for which the option is being exercised; or (3) any combination of (1) and (2).

8.       NON-QUALIFIED STOCK OPTIONS.

         NQSOs will be exercisable upon the date or dates specified in an option agreement entered into with a Participant but not earlier than one year after the date of grant of the options and not later than 10 years after the date of grant of the options (15 years if the NQSO grant was a 15-year grant); provided, however, that whether or not the one-year holding requirement is satisfied, any Exercisability Requirements must be satisfied.

         Any Participant may exercise an option to purchase stock upon the date or dates specified in the option agreement offered to him. In no case may an option be exercised for a fraction of a share. Except as set forth in this
Section 7, Section 12 and in Sections 14 through 16, no option holder may exercise an option unless at the time of exercise he has been in the continuous employ of the Company or one of its Subsidiaries since the grant of his option. An option holder under this Plan shall have no rights as a shareholder with respect to any shares subject to such option until such shares have been issued.

         For purposes of this Section 8, written notice of exercise must be received by the Corporate Secretary of the Company, not earlier than one year nor later than 10 years after the option is granted; provided, however, effective for grants of options after December 31, 1998, the term of the option may be 15 years instead of 10 years. Such notice must state the number of shares being exercised and must be accompanied by payment of the full purchase price of such shares. Payment for the shares for which an option is exercised may be made by (1) a personal check or money order payable to CSX Corporation; (2) a tender by the employee (in accordance with procedures established by the Company) of shares of the Company's common stock having a Fair Market Value on the date of tender equaling the purchase price of the shares for which the option is being exercised; (3) the delivery of a properly executed exercise notice, together with irrevocable instructions to a broker to promptly deliver to the Company either sale proceeds of shares sold to pay the purchase price or the amount loaned by the broker to pay the purchase price; or (4) any combination of (1),
(2) and (3).

         Non-Qualified Stock Options (NQSOs) will consist of options to purchase shares of the Company's common stock at purchase prices not less than 100 percent of the Fair Market Value of such common stock on the date of grant; provided, further, effective for grants of options after December 31, 1998, the term of the option may be 15 years instead of 10 years.

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9.       Stock Appreciation Rights.

         Any option granted under the Plan may include a stock appreciation right (SAR) by which the participant may surrender to the Company all or a portion of the option to the extent exercisable at the time of surrender and receive in exchange a payment equal to the excess of the Fair Market Value of the shares covered by the option portion surrendered over the aggregate option price of such shares. Such payment shall be made in shares of Company common stock, in cash, or partly in shares and partly in cash, as the Committee in its sole discretion shall determine, but in no event shall the number of shares of common stock delivered upon a surrender exceed the number the option holder could then purchase upon exercise of the option. Such rights may be granted by the Committee concurrently with the option or thereafter by amendment upon such terms and conditions as the Committee may determine.

         The Committee may also grant, in addition to, or in lieu of options to purchase stock, SARs which will entitle the Participant to receive a payment upon surrender of that right, or portion of that right in accordance with the provisions of the Plan, equaling the difference between the Fair Market Value of a stated number of shares of Company common stock on the date of the grant and the Fair Market Value of a comparable number of shares of Company common stock on the day of surrender, adjusted for stock dividends declared between the time of the grant of the SAR and its surrender. The Committee shall have the right to limit the amount of appreciation with respect to any or all of the SARs granted. Payment made upon the exercise of the SARs may be in cash or shares of Company common stock, or partly in shares and partly in cash, as the Committee in its sole discretion shall determine.

         For purposes of this Section 9, written notice must be received by the Corporate Secretary of the Company not earlier than one year nor later than 10 years after the SAR is granted. Such notice must state the number of SARs being surrendered and the method of settlement desired within the guidelines established from time to time by the Committee. The SAR holder will receive settlement based on the Fair Market Value on the day the written request is received by the Corporate Secretary of the Company.

         In certain situations as determined by the Committee, for purposes of this Section 9, written notice must be received by the Corporate Secretary of the Company between the third and twelfth business days after the public release of the Company's quarterly earnings report, or between such other, different period as may hereinafter be established by the Securities and Exchange Commission. For such settlements, a Participant subject to a restricted exercise period shall receive settlement based on the highest Fair Market Value during the period described in the foregoing sentence.

         The Committee may not grant an SAR or other rights under this Section 9 in connection with an incentive stock option if such grant would cause the option or the Plan not to qualify under Section 422 of the Code or if it is prohibited by such section or Treasury regulations issued thereunder. Any grant of an SAR or other rights which would disqualify either the option as an ISO or the Plan, or which is prohibited by Section 422 of the Code or Treasury regulations issued thereunder, is and will be considered as void and vesting no rights in the grantee. It is a condition for eligibility for the benefits of the option and of the Plan that the Participant agree that in the event an SAR or other right granted should be determined to be void as provided by the foregoing, the Participant has no right or cause of action against the Company.

10.      Performance Unit Awards and Performance Share Awards.

         The Committee may grant Performance Unit Awards (PUAs) and Performance Share Awards (PSAs) under which payment shall be made in shares of the Company's common stock, in cash, or partly in shares and partly in cash, as the Committee in its sole discretion shall determine. PUAs and PSAs may be awarded to individual Participants or to a Functional Group. Awards to a Functional Group shall be subject

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to distribution by the Chief Executive Officer of the Company, or by his
designees, to individuals within such group. At the time of the grant, the Committee shall establish in writing and communicate to Participants, and to members of a Functional Group who can be identified, Performance Objectives to be achieved during the Performance Period. Awards of PUAs and PSAs may be determined by the average level of attainment of Performance Objectives over multiple Performance Periods.

         Prior to the payment of PUAs and PSAs, the Committee shall determine the extent to which Performance Objectives have been attained during the Performance Period or Performance Periods in order to determine the level of payment to be made, if any, and shall record such results in the minutes of the meeting of the Committee. In no instance will payment be made if the Performance Objectives are not attained.

         Payment, if any, shall be made in a lump sum or in installments, in cash or shares of Company common stock, as determined by the Committee, commencing as promptly as feasible following the end of the Performance Period, except that (a) payments to be made in cash may be deferred subject to such terms and conditions as may be prescribed by the Company, and (b) payments to be made in Company common stock may be deferred pursuant to an election filed on forms prescribed and provided by and filed with the Company. A Participant may elect annually to defer to a date certain, or the occurrence of an event, as provided in the form, the receipt of all or any part of shares of Company common stock he may subsequently become entitled to receive. On forms provided by and filed with the Company, the Participant shall also specify whether, when the deferral period expires or when the restrictions below lapse, payment will be in a lump sum or installments over a period not exceeding twenty (20) years. The Committee shall prescribe the time periods during which the election must be filed in order to be effective. Elections to defer, once effective, are irrevocable. Changes regarding the date of payment, the period over which payments are to be made and the method of payment are subject to substantial penalties. However, a One-Time Change of Distribution Election may be made to change the timing or the form of payment without penalty. Any such election which changes a distribution election on "termination of employment" or "the earlier of termination or a specified age" shall be void in the event the Participant's employment terminates within twelve (12) months following the date of the election.

         If a Participant has made an effective election to defer the payment of shares of common stock, the Company shall, within a reasonable period of time after the deferral election is made, transfer shares of common stock or other assets equal in value to the number of shares as to which payment is deferred to the Trust to secure the Company's obligation to pay shares of common stock to the Participant in the future. However, in any event, the Company shall make any previously deferred payment of shares to the Participant upon:

         a.       the death of the Participant;

         b.       the Disability of the Participant;

         c. the Participant's termination of employment with the Company or a subsidiary of the Company, subject to the Participant's deferral election;

         d. A Divisive Transaction, subject to the Participant's deferral election; or

         e.       a Change in Control.

         If a former Participant who has not received distribution of his entire deferred payment under this Section is reemployed and again becomes a Participant in the Plan, he may suspend payment of any remaining amounts deferred, by notifying the Company in writing, and make a new deferral election, without penalty, with respect to those amounts and new amounts deferred so long as such change does not accelerate the timing of any payment to the Participant; provided, however, distributions shall

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continue if the commencement of distribution was because the Participant chose a specific age for the commencement of benefits and that age has been attained.

         Notwithstanding a Participant's election to defer the payment of shares of common stock pursuant to this Section 10, the Company shall make cash payments to Participants following each common stock dividend payment date equal to the dividends payable on the number of shares of Company common stock credited to the Participant's account as of the dividend record date (including shares for which an election to defer has been made and any reinvested dividends thereon). A Participant may elect to defer receipt of the cash payments pursuant to election forms prescribed and provided by and filed with the Company. Such deferred cash payments shall be credited to the Participant's account and reinvested in shares of Company common stock as of the dividend payment date. An election to defer, once effective, shall be irrevocable for the calendar year, and shall continue in effect with respect to subsequent calendar years until changed by a timely filed new election.

         Any dividends paid on shares of Company common stock held in the Trust shall be paid to the Trust and shall be reinvested in shares of Company common stock, or other assets equal in value, to secure the Company's obligation to pay shares of common stock to Participants in the future.

11.      RESTRICTED STOCK.

         A Restricted Stock Award (RSA) shall entitle the Participant, subject to his continued employment during the restriction period determined by the Committee and his complete satisfaction of any other conditions, restrictions and limitations imposed in accordance with the Plan, to the unconditional ownership of the shares of the Company's common stock covered by the grant without payment therefore.

         The Committee may grant RSAs at any time or from time to time to a Participant selected by the Committee in its sole discretion. The Committee shall establish at the time of grant of each RSA a Performance Period and Performance Objectives to be achieved during the Performance Period.

         At the time of grant, the Performance Period and Performance Objectives shall be set forth either in agreements or in guidelines communicated to the Participant in such form consistent with this Plan as the Committee shall approve from time to time.

         Following the conclusion of each Performance Period and prior to payment, the Committee shall determine the extent to which Performance Objectives have been attained or a degree of achievement between maximum and minimum Performance Objectives during the Performance Period in order to determine the level of payment to be made, if any, and shall record such results in the minutes of the meeting of the Committee. In no instance will payment be made if the Performance Objectives are not attained.

         At the time that an RSA is granted, the Committee shall establish in the written agreement a restriction period applicable to all shares covered by such grant. Subject to the provisions of the next following paragraph, the Participant shall have all of the rights of a stockholder of record with respect to the shares covered by the grant to receive dividends or other distributions in respect of such shares (provided, however, that any shares of stock of the Company distributed with respect to such shares shall be subject to all of the restrictions applicable to such shares) and to vote such shares on all matters submitted to the stockholders of the Company, but such shares shall not be sold, exchanged, pledged, hypothecated or otherwise disposed of at any time prior to the expiration of the restriction period, including by operation of law, and any purported disposition, including by operation of law, shall result in automatic forfeiture of any such shares.

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         Except as hereinafter provided, if, during the restriction period applicable to such grant, a Separation From Employment of a Participant occurs for any reason other than death, Disability or Retirement, all shares covered by such grant shall be forfeited to the Company automatically. If the Participant's Separation From Employment is because of Retirement or death, or in the event of Disability, the Participant or his successor in interest shall be entitled to unconditional ownership of a fraction of the total number of shares covered by such grant of which the numerator is the number of whole calendar months in the period commencing with the first whole calendar month following the date of grant and ending with the whole calendar month including the date of death, Disability or Retirement, and of which the denominator is the number of whole calendar months in the applicable restriction period. Any fractional shares shall be disregarded.

         The Committee may, at the time of granting any RSA, impose such other conditions, restrictions or limitations upon the rights of the Participants during the restriction period or upon the Participant's right to acquire unconditional ownership of shares as the Committee may, in its discretion, determine and set forth in the written agreement.

         At the time of grant of an RSA, the Company shall cause to be issued and registered in the name of the Participant a stock certificate representing the full number of shares covered thereby, which certificate shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such grant, and the grantee shall execute and deliver to the Company a stock power endorsed in blank covering such shares. Such stock certificate and stock power shall be held by the Company or its designee until the expiration of the restriction period, at which time the same shall be delivered to the Participant or his designee if all of the conditions and restrictions of the grant have been satisfied, or until the forfeiture of such shares, at which time the same shall be cancelled and the shares shall be returned to the status of unissued shares.

12.      INCENTIVE COMPENSATION PROGRAM SHARES.

         A Participant who receives base compensation in excess of a dollar level to be determined by the Committee and who is eligible to receive an award under the Company's Incentive Compensation Program ("ICP") may elect, by filing the prescribed election form with the Company in accordance with rules established by the Committee, to receive all or part of his annual ICP award in shares of the Company's common stock, rather than cash; provided, however, the Participant must agree that his receipt of the stock will be deferred until his retirement or termination of employment, with a minimum deferral period of three
(3) years. Elections to defer are irrevocable. A Participant who makes such election shall, at the time that the stock is deferred, receive an additional award of stock equal to a percentage, established by the Committee from time to time, of the amount that he elected to have deferred, but not to exceed 25% (the "Stock Premium"). The Participant's election to defer shall also apply to the Stock Premium.

         If a Participant made an effective election to defer the payment of shares of common stock and receive the Stock Premium, the Company shall, within a reasonable period of time after the deferral election is made, transfer shares of common stock or other assets equal in value to the number of shares as to which payment is deferred to the Trust to secure the Company's obligation to pay shares of common stock to the Participant in the future. However, in any event, the Company shall make any previously deferred payment of shares to the Participant upon:

         a.       the death of the Participant;

         b.       the Disability of the Participant;

         c. the Participant's termination of employment with the Company or a subsidiary of the Company, subject to the Participant's deferral election and the three (3) year deferral requirement;

         d. a Divisive Transaction, subject to the Participant's deferral election; or

         e.       a Change in Control.

         Notwithstanding any provisions of this Plan to the contrary, upon the occurrence of a Divisive Transaction, the three (3) year holding requirement of the stock premium for deferred ICP shares shall be deemed satisfied.

         Notwithstanding a Participant's election to defer the payment of shares of common stock pursuant to this Section 12, the Company shall make cash payments to Participants following each common stock dividend payment date equal to the dividends payable on the number of shares of Company common stock credited to the Participant's account as of the dividend record date (including shares for which an election to defer has been made and any reinvested dividends thereon). A Participant may elect to defer receipt of the cash payments pursuant to election forms prescribed and provided by and filed with the Company. Such deferred cash payments shall be credited to the Participant's account and reinvested in shares of Company common stock as of the dividend payment date. An election to defer, once effective, shall be irrevocable for the calendar year, and shall continue in effect with respect to subsequent calendar years until changed by a timely filed new election.

13.      CONTRIBUTIONS TO THE TRUST.

         a. The Company shall make contributions to the Trust to secure a source of future payments with respect to Participant's deferral elections pursuant to Sections 10 and 12. The Trustee shall be responsible only for contributions actually received by it hereunder and the Trustee shall have no duty or responsibility with respect to the timing, amounts and sufficiency of the contributions made or to be made by the Company hereunder.

         b.       The Company may make contributions to the Trust in Common
Stock.

         c. A separate bookkeeping account (an "Account") shall be established by the Trustee for each Participant covered by the Trust pursuant to the Plan, as directed in writing by the Company. A Participant may have more than one Account. Each account is intended to represent the amount of a Participant's deferred and unpaid benefit under the related provisions of the Plan. The value of a Participant's Account at any time will equal the fair market value of the number of shares of Common Stock owed to a Participant under the affected provisions of this Plan at such time. The number of shares owed at any time will equal the number of shares of Common Stock which were originally deferred by the Participant (including any applicable Stock Premium), plus, the number of Common Stock Shares which would have been acquired if dividends subsequently declared by the Company had been paid with respect to such shares and reinvested in Common Stock. "Account" may also mean individual sub-accounts which have been or may be established under this Plan from time to time.

         d. Within sixty days following the close of each calendar year, or more frequently or at such other time as may be required by the Trust Agreement, the Trustee shall provide the Company and each Participant with a written statement of the Account of each Participant.

14.      SEPARATION FROM EMPLOYMENT AND DIVISIVE TRANSACTIONS.

         If the Participant's Separation From Employment is because of Disability or death, the right of the Participant or his successor in interest to exercise an ISO. NQSO or SAR shall terminate not later than five years after the date of such Disability or death, but in no event later than 10 years from the date of grant (15 years if the NQSO grant was a 15-year grant); provided, however, that if such Participant is eligible to retire with the ability to begin immediately receiving retirement benefits under the Company's pension plan, his or his successor in interest's right to exercise any ISOs, NQSOs or SARs shall be determined as if his Separation From Employment was because of Retirement.

         If the Participant's Separation From Employment is because of his Retirement, the right of the Participant or his successor in interest to exercise an ISO, NQSO or SAR shall terminate not later than 10 years from the date of grant (15 years if the NQSO grant was a 15-year grant).

         Unless the Committee deems it necessary in individual cases (except with respect to Covered Employees) to extend a Participant's exercise period, if a Participant's Separation From Employment is for any reason other than Retirement, Disability or death, the right of the Participant to exercise an ISO, NQSO or SAR shall terminate not later than one year from the date of Separation From Employment, but in no event later than 10 years after the date of grant (15 years if the NQSO grant was a 15-year grant). For any ISO, NQSO or SAR granted after December 31, 1998, the Participant must exercise within 30 days instead of one year.

         At the time of his Separation From Employment for any reason other than Cause, a Participant shall vest in a portion of any Incentives granted under Sections 7 (ISOs), 8 (NQSOs) or 9 (SARs) that he has held for less than one year from the date of the grant. The portion of such Incentives in which the Participants shall vest shall be determined by multiplying all shares subject to such Incentives by a fraction, the numerator of which shall be the number of Completed Months of employment following the date of grant and the denominator of which shall be twelve.

         A Participant who vests in any Incentives under the preceding paragraph may not exercise such Incentives prior to the satisfaction of the one-year holding requirement and the Exercisability Requirements pertaining to such Incentives. Any Incentives vested under the preceding paragraph must be exercised within one year from the date of the Participant's Separation From Employment.

         If the Participant's employer is a Subsidiary involved in a Divisive Transaction or if the Participant's employment is terminated with the consent of the Company (as a result of a business transaction or a reduction in force or any other circumstances approved by the Committee), the right of the Participant or his successor in interest to exercise an ISO, NQSO or SAR shall terminate not less than three years after the date of the closing of such Divisive Transaction or after the date the Participant's employment is terminated with the consent of the Company, but in no event later than 10 years from the date of grant (15 years if the NQSO grant was a 15-year grant); provided, however, that if such Participant is eligible to retire with the ability to begin immediately receiving retirement benefits under the Company's pension plan, his or his successor in interest's right to exercise any ISO, NQSO' or SAR' shall be determined as if he had retired. Notwithstanding anything to the contrary in this paragraph, a Participant may not exercise such Incentives prior to satisfaction of the one year holding requirement and the Exercisability Requirements pertaining to such Incentives. In the event of a Divisive Transaction, employees of Sea-Land Service, Inc., hired by that corporation prior to January 1, 1986, shall be deemed eligible to retire upon termination of employment after age 50 with 20 years of service and eligibility to begin immediately receiving retirement benefits under the Company's defined benefit pension plan.

         As to PUAs or PSAs, in the event of a Participant's Separation from Employment because of his Retirement, Disability or death prior to the end of the applicable Performance Period, or if the Participant's employer is a Subsidiary involved in a Divisive Transaction prior to the end of the applicable Performance Period, payment, if any, to the extent earned under the applicable Performance Objectives and awarded by the Committee, shall be payable at the end of the Performance Period in proportion to the active service of the Participant during the Performance Period, as determined by the Committee. If the Separation From Employment prior to the end of the Performance Period is for any other reason, the Participant's participation in Section 10 of the Plan shall immediately terminate, his agreement shall become void and the PUA or PSA shall be canceled.

         Notwithstanding anything to the contrary in this Plan, if a Participant or former Participant (a) becomes the owner, director or employee of a competitor of the Company or its subsidiaries, (b) has his employment terminated by the Company or one of its subsidiaries on account of actions by the Participant which are detrimental to the interests of the Company or its subsidiaries, or (c) engages in conduct subsequent to the termination of his employment with the Company or its subsidiaries which the Committee determines to be detrimental to the interests of the Company or its subsidiaries then the Committee may, in its sole discretion, pay the Participant or former Participant a single sum payment equal to the amount of his unpaid benefits which were awarded and deferred under Sections 10 or 12 of the Plan; provided, however, if the deferral has been for less than three (3) years under Section 12, the Participant shall not be eligible to receive the Stock Premium. The single sum payment shall be made as soon as practicable following the date the Participant or former Participant becomes an owner, director or employee of a competitor, his termination of employment or the Committee's determination of detrimental conduct, as the case may be, and shall be in lieu of all other benefits which may be payable to the Participant or former Participant under this Plan.

         Effective for Incentives granted after December 31, 1998, notwithstanding anything to the contrary in this Plan, if a Participant or former Participant (a) becomes associated with, recruits or solicits customers or other employees of the Company or its Subsidiaries for, is employed by, renders services to, or owns any interest in (other than any nonsubstantial interest, as determined by the Committee) any business that is in competition with the Company or one of its subsidiaries, (b) has his employment terminated by the Company or one of its subsidiaries for Cause or on account of actions, by the Participant which are detrimental to the interests of the Company or its subsidiaries, or (c) engages in, or has engaged in, conduct at the time of or subsequent to the termination of his employment with the Company or its subsidiaries which the Committee determines to be detrimental to the interests of the Company or its subsidiaries then the Committee may, in its sole discretion, except following a Change of Control, cancel all outstanding Incentives of the Participant, including immediately terminating any Options held by the Participant, regardless of whether then exercisable.

15.      INCENTIVES NON-ASSIGNABLE AND NON-TRANSFERABLE.

         Any Incentive granted under this Plan shall be non-assignable and non-transferable other than as provided in Section 16 and shall be exercisable (including any action of surrender and exercise of rights under Section 9) during the Participant's lifetime only by the Participant who is the holder of the Incentive or by his guardian or legal representative.

16.      DEATH OF OPTION HOLDER.

         In the event of the death of a Participant who is an Incentive holder under the Plan while employed by the Company or one of its subsidiaries or prior to exercise of all rights under an Incentive, the Incentive theretofore granted may be exercised (including any action of surrender and exercise of rights under

Section 9) by the Participant's Beneficiary or, if no Beneficiary is designated, by the executor or executrix of the Participant's estate or by the person or persons to whom rights under the Incentive shall pass by will or the laws of descent and distribution in accordance with the provisions of the Plan and of the option and to the same extent as though the Participant were then living.

17.      NO RIGHT TO CONTINUED EMPLOYMENT.

         Notwithstanding any other provisions of this Plan to the contrary, it is a condition for eligibility for any benefit or right under this Plan that each individual agrees that his or her designation as a Participant and any grant made under the Plan may be rescinded and determined to be void and forfeited entirely in the absolute and sole discretion of the Committee in the event that such individual is discharged for Cause.

         Incentives granted under the Plan shall not be affected by any change of employment so long as the Incentive holder has not suffered a Separation From Employment. A leave of absence granted by the Company or one of its subsidiaries shall not constitute Separation From Employment unless so determined by the Committee. Nothing in the Plan or in any Incentive granted pursuant to the Plan shall confer on any individual any right to continue in the employ of the Company or one of its subsidiaries or interfere in any way with the right of the Company or such subsidiary to terminate employment at any time.

18.      FUNDING METHOD.

         To the extent reflected by resolutions of the applicable boards of directors, obligations for benefits under this Plan shall be joint and several.

19.      ADJUSTMENT OF SHARES.

         a. In the event of any change (through recapitalization, merger, consolidation, stock dividend, split-up, combination or exchanges of shares or otherwise) in the character or amount of the Company's common stock prior to exercise of any Incentive granted under this Plan, the Incentives, to the extent not exercised, shall entitle the Participant who is the holder to such number and kind of securities as he would have been entitled to had he actually owned the stock subject to the Incentives at the time of the occurrence of such change. If any such event should occur, prior to exercise of an Incentive granted hereunder, which shall increase or decrease the amount of common stock outstanding and which the Committee, in its sole discretion, shall determine equitably requires an adjustment in the number of shares which the Incentive holder should be permitted to acquire, such adjustment as the Committee shall determine may be made, and when so made shall be effective and binding for all purposes of the Plan.

         b. Incentives may also be granted having terms and provisions which vary from those specified in the Plan provided that any Incentives granted pursuant to this paragraph are granted in substitution for, or in connection with the assumption of, then existing Incentives granted by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a subsidiary corporation is a party.

         c. The obligations of the Company or any of its affiliated corporations and the benefit due any Participant, surviving spouse or beneficiary hereunder shall be reduced by any amount received in regard thereto under the CSX Corporation and Affiliated Companies Executives' Stock Trust or any similar trust or trusts or other vehicle.

         d. Notwithstanding the preceding, following a Change of Control, the authority to delay payment of a Participant's benefits rests solely with the Benefits Trust Committee

20.      LOANS TO OPTION HOLDERS.

         The Committee may adopt programs and procedures pursuant to which the Company may lend money to any Participant who is an Incentive holder for the purpose of assisting the Participant to acquire or carry shares of common stock issued upon the exercise of Incentives granted under the Plan.

21.      TERMINATION AND AMENDMENT OF PLAN.

         a. Unless the Plan shall have been previously terminated as hereinafter provided, the Plan shall terminate on April 27, 2000, and no Incentives under it shall be granted thereafter. The Board of Directors, without further approval of the company's shareholders, may at any time prior to that date terminate the Plan, and thereafter no further Incentives may be granted under the Plan. However, Incentives previously granted thereunder may continue to be exercised in accordance with the terms thereof. Following a Change of Control, all amendments to this Plan are subject to the approval of the Benefits Trust Committee.

         b. Prior to a Change of Control, the Board of Directors, without further approval of the shareholders, may, on the recommendation of the Compensation Committee of the Board, amend the Plan from time to time in such respects as the Board may deem advisable; provided, however, that no amendment shall become effective without prior approval of the shareholders which would:
(i) increase (except in accordance with Section 19) the maximum number of shares for which Incentives may be granted under the Plan; (ii) reduce (except in accordance with Section 19) the Incentive price below the Fair Market Value of the Company's common stock on the date of grant of the Incentive; (iii) extend the term of the Plan beyond April 27, 2000; (iv) change the standards of eligibility prescribed by Section 5; or (v) increase the maximum awards identified in Sections 7, 8, 9, 10 and 11. Following a Change of Control, all amendments to this Plan are subject to the approval of the Benefits Trust Committee.

         c. No termination or amendment of the Plan may, without the consent of a Participant who is a holder of an Incentive then existing, terminate his or her Incentive or materially and adversely affect his or her rights under the Incentive.

22.      CHANGE IN CONTROL.

         a. Notwithstanding any provision of this Plan to the contrary, upon the occurrence of a Change in Control as set forth in subsection b., below:
(i) all stock options then outstanding under this Plan shall become fully exercisable as of the date of the Change in Control, whether or not then otherwise exercisable; (ii) all SARs which have been outstanding for at least six months shall become fully exercisable as of the date of the Change in Control, whether or not then otherwise exercisable; (iii) all terms and conditions of RSAs then outstanding shall be deemed satisfied as of the date of the Change in Control; (iv) all PUAs and PSAs then outstanding shall be deemed to have been fully earned and to be immediately payable in cash as of the date of the Change of Control, however, Participants may defer those cash payments, as stock, into the Trust, consistent with the deferral provisions of Section 10; and (v) the three (3) year holding requirement of the Stock Premium for deferred ICP shall be deemed satisfied.

         b.       A "Change in Control" shall mean any of the following:

                  (i) Stock Acquisition. The acquisition, by any individual, entity or group [within the meaning of
                           Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")] (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock"), or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of
                           Control: (A) any acquisition directly from the Company; (B) any acquisition by the Company; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (D)any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and
                           (C) of subsection (iii) of this Section 22(b); or

                  (ii) Board Composition. Individuals who, as of the date hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

                  (iii) Business Combination. Approval by the shareholders of the Company of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company or its principal subsidiary that is not subject, as a matter of law or contract, to approval by the Interstate Commerce Commission or any successor agency or regulatory body having jurisdiction over such transactions (the "Agency") (a "Business Combination"), in each case, unless, following such Business Combination:

                           (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or its principal subsidiary or all or substantially all of the assets of the Company or its principal subsidiary either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be;

                           (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; and

                           (C) at least a majority of the members of the board of directors resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

                  (iv) Regulated Business Combination. Approval by the shareholders of the Company of a Business Combination that is subject, as a matter of law or contract, to approval by the Agency (a "Regulated Business Combination") unless such Business Combination complies with clauses (A), (B) and (C) of subsection
                           (iii) of this Section 22(b); or

                  (v) Liquidation or Dissolution. Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company or its principal subsidiary.

         c. Each Participant who has elected to defer the payment of PSAs pursuant to Section 10 or an ICP award pursuant to Section 12, may elect in a time and manner determined by the Committee, but in no event later than December 31, 1996 or the occurrence of a Change in Control, if earlier, to have amounts and benefits currently deferred, and to be deferred, under the Plan determined and payable under the terms of the Plan as if a Change in Control had not occurred. New Participants in the Plan may elect in a time and manner determined by the Committee, but in no event later than ninety (90) days after becoming a Participant, to have amounts and benefits currently deferred, and to be deferred, under the Plan determined and payable under the terms of the Plan as if a Change in Control had not occurred. A Participant who has made an election, as set forth in the two preceding sentences, may at any time and from time to time, change that election; provided, however, a change of election that is made within one year of a Change in Control shall be invalid.

         d. Upon a Change of Control, the Company or Subsidiary shall, as soon as possible, but in no event more than seven (7) days following the Change of Control make an irrevocable contribution to the Trust in an amount that is sufficient to pay each Participant or beneficiary of this Plan the benefits to which Participants of this Plan or their beneficiaries would be entitled based on elections under Sections 10 and 12 (including any applicable Stock Premium), and for which the Company is liable pursuant to the terms of this Plan as of the date on which the Change of Control occurred. The amount of the Company's irrevocable contributions shall be based on the actuarial valuation and accounting for the most recent calendar year or more recent period for the Plan, as approved by the independent actuary engaged by the Company prior to the Change of Control and approved by the Benefits Trust Committee if selected or changed following a Change of Control (the "Actuary"), and shall include an amount deemed necessary to pay estimated administrative expenses for the following five (5) years. The Benefits Trust Committee shall cause such actuarial valuations or accountings to be updated, using Participant data supplied to the Actuary by the Company, through a date no earlier than the date of the initial contribution and shall notify the Company of the amount of additional contributions required as soon as practicable.

23.      COMPLIANCE WITH REGULATORY AUTHORITIES.

         Any shares purchased or distributed pursuant to any Incentives granted under this Plan must be held for investment and not with a view to the distribution or resale thereof. Each person who shall exercise an Incentive granted under this Plan may be required to give satisfactory assurances to such effect to the Company as a condition to the issuance to him or to her of shares pursuant to such exercise; provided, however, that the Company may waive such condition if it shall determine that such resale or distribution may be otherwise lawfully made without registration under the Securities Act of 1933, or if satisfactory arrangements for such registration are made. Each Incentive granted under this Plan is further subject to the condition that if at any time the Board shall in its sole discretion determine that the listing, registration or qualification of the shares covered by such Incentive upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the granting of such Incentives or the purchase or transfer of shares thereunder, the delivery of any or all shares of stock pursuant to exercise of the Incentive may be withheld unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

24.      WITHHOLDING TAX.

         Whenever the Company proposes or is required to issue or transfer shares of common stock under the Plan, a Participant shall remit to the Company an amount sufficient to satisfy any federal, state or local income and payroll tax withholding liability prior to the delivery of any certificate or certificates for such shares. Alternatively, to the extent permitted by applicable laws, such federal, state or local income and payroll tax withholding liability may be satisfied prior to the delivery of any certificate or certificates for the shares by an adjustment, equal in value to such liability, in the number of shares to be transferred to the Participant. Whenever under the Plan payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any federal, state or local income and payroll tax withholding liability.

25.      NON-UNIFORM DETERMINATIONS.

         Determinations by the Committee under the Plan, including, without limitation, determinations of the persons to receive Incentives and the form, amount and timing of such Incentives, and the terms and provisions of such Incentives and the agreements evidencing the same need not be uniform, and may be made by the Committee selectively among persons who receive, or are eligible to receive, Incentives under the Plan, whether or not such persons are similarly situated.

         Without amending the Plan, Incentives may be granted to eligible employees who are foreign nationals or who are employed outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purposes of the Plan. Such different terms and conditions may be reflected in Addenda to the Plan.

26.      CONSTRUCTION.

         The Plan shall be governed by the laws of the Commonwealth of Virginia.

ADDENDUM.

         Addendum I

         Pursuant to Sections 4a and 8 of the Plan, with respect to any Non-Qualified Stock Option ("NQSO") granted to any Participant who may be subject to taxation in The Netherlands at any time during the term of such NQSO, the Committee shall have the authority to impose additional conditions on the exercise of the NQSO.

         Effective for any NQSO granted after December 31, 1997, the Committee may, in addition to any other conditions specified in the option agreement, require that the NQSO is granted conditionally. Such conditions shall include that the NQSO can be exercised only with the approval of the Participant's Senior Vice President - Human Resources ("SVP-HR"). Such approval shall be granted at the discretion of the SVP-HR, which shall not be unreasonably refused. Approval may be refused for reasons which shall be set forth in the option agreement such as, but not limited to, the following: (i) termination of employment for willful or gross misconduct or receipt of notice of termination for such conduct; (ii) disclosure of confidential information; or (iii) rendering services to a competitor. Once approval has been obtained, the Participant must immediately exercise the NQSO. If approval is refused or if the NQSO is not exercised immediately upon receipt of approval, it shall be forfeited.

                                   AMENDMENT

             CSX CORPORATION 1987 LONG-TERM PERFORMANCE STOCK PLAN

         Pursuant to Section 21 of the CSX Corporation 1987 Long-Term Performance Stock Plan as Amended Through September 8, 1999 (the "Plan"), the Plan is amended effective February 7, 2003 as follows:

         The penultimate paragraph of Section 14 is amended to read as follows:

                  "Notwithstanding anything to the contrary in the Plan, if a Participant or former Participant (a) becomes the owner, director or employee of a competitor of the Company or its subsidiaries; (b) has his employment terminated by the Company or one of its subsidiaries on account of actions by the Participant which are detrimental to the interests of the Company or its subsidiaries, (c) engages in conduct subsequent to the termination of his employment with the Company or its subsidiaries which the Committee determines to be detrimental to the interests of the Company or its subsidiaries; or (d) is required to divest his or her interest under the Plan under applicable law, regulation or rules, then the Committee may, in its sole discretion, pay the Participant or former Participant a single sum payment equal to the amount of his unpaid benefits which were awarded and deferred under Sections 10 or 12 of the Plan; provided, however, if the deferral has been for less than three (3) years under Section 12, the Participant or former Participant shall not be eligible to receive the Stock Premium. The single sum payment shall be made as soon as practicable following the date the Participant or former Participant is affected by one of the circumstances described in this Section 14 and such payment shall be in lieu of all other benefits which may be payable to the Participant or former Participant under this Plan."